SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2004
FILE NUMBER 811-5686
SERIES NO.: 6

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $  2,470
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $    113
              Class C Shares                 $    152
              Class R Shares                 $      6
              Investor Class                 $    839

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.0028
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.0003
              Class C Shares                 $000.0015
              Class R Shares                 $000.0015
              Investor Class                 $000.0027

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 $732,012
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                 $380,057
              Class C Shares                 $ 88,212
              Class R Shares                 $  3,965
              Investor Class                 $395,220

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $   1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $  1.00
              Class C Shares                 $  1.00
              Class R Shares                 $  1.00
              Investor Class                 $  1.00